Exhibit 99

For Immediate Release

Knobias Completes Reverse Split

Ridgeland, MS, December 3rd, 2007 - Knobias Inc. (OTCBB:KBAS) announced today the completion of its capital restructuring and the reverse split of its common stock. As of December 3rd, 2007, every 100 shares of the company’s common stock will be converted into one share, with the share price adjusted accordingly. Effective today, the company’s ticker symbol will be KBAS.

Steven Lord, President & CEO, commented, “We are very pleased to have the restructuring process behind us. With the reverse split now completed, we can fully concentrate on growing the company and pursuing a variety of exciting opportunities.”

About Knobias: Knobias provides a suite of financial software and services focused primarily on the small-cap stock sector. It is headquartered in Ridgeland MS, with offices in Pleasantville, NY. More information can be found at www.knobias.com.

Safe Harbor Statement: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in our periodic filings with the Securities and Exchange Commission.

Contact:
Steven Lord, CEO
slord@knobias.com

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